410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Results for Third Quarter
and First Nine Months of Fiscal 2015

CHICAGO-(June 8, 2015)-Oil-Dri Corporation of America (NYSE: ODC) today announced net sales of $65,196,000 for the third quarter of fiscal 2015 ended April 30, 2015, a 3% decrease compared with net sales of $67,417,000 for the same quarter one year ago. Net income for the third quarter was $1,385,000, or $0.19 per diluted share, up 92% from net income of $722,000, or $0.10 per diluted share, in the third quarter of fiscal 2014.

Net sales for the nine-month period ended April 30, 2015 were $195,883,000, a 2% decrease compared with net sales of $200,268,000 in the same period one year ago. Net income for the nine-month period was $6,302,000, or $0.88 per diluted share, down 21% from net income of $7,890,000, or $1.11 per diluted share, in the same period of fiscal 2014.

BUSINESS REVIEW

President and Chief Executive Officer Daniel S. Jaffee said, “The quarter and nine month results reflect continuing headwinds. Overall net sales for the quarter were slightly lower than the previous year, but net income was up; showing the effect of moderating cost pressures and reduced promotional consumer market spending. Gross margins for the quarter were higher than for the third quarter of fiscal 2014.

“Sales of our cat litter products in our Retail and Wholesale segment and our fluids purification products in our Business to Business segment were down, but sales of our industrial, sports turf, agricultural and animal health products were up.

“In the consumer market, continued competitive activity supporting new product offerings by our major competitors put pressure on our cat litter sales. According to the most recent 12 week data available from an independent market reporting service, the lightweight scoopable litter segment of the cat litter category continues to grow and now represents 18.4% of the scoopable segment, while other sub-segments, including coarse litter, continue to decline. Although we did not benefit overall from the growth in the lightweight scoopable litter segment during the quarter, we believe we are well-positioned for the long term given the relatively low density of our clay reserves as the trend toward lightweight litter continues.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

“Our industrial and sports turf products generated increases in unit shipments and net sales.

“In the Business to Business segment, the decrease in the sales of our fluid purification products was the key driver in the reduced sales for the segment. Our agricultural and animal health businesses contributed to our performance with increased sales and profitability for the quarter. Amlan Trading (Shenzhen) Company, Ltd., our subsidiary in China, continued to make progress in the quarter and nine months.

“Export sales of our products, including our fluid purification products, have been impacted by the increase in the value of the U.S. dollar versus currencies in many of our foreign markets. According to currency information published by the Federal Reserve System, the dollar has increased in value against a group of major currencies by 17% since the beginning of fiscal 2015.

“The increase in the value of the dollar impacts our sales and income. We estimate that on a direct and indirect basis, the increase in the value of the dollar has reduced our before tax income by over $900,000 in the first nine months of fiscal 2015 compared to the same period a year ago. The increase in the value of the dollar effectively increases our prices compared to the prices of our foreign competitors making our products less competitive in international markets.”

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

SEGMENT REVIEW

BUSINESS TO BUSINESS

Third Quarter Results

	Three Month Period February 1 - April 30		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$21,854,000	$22,470,000	-3%
Segment Income	$6,676,000	$5,336,000	25%

Nine-Month Results

	Nine-Month Period August 1 - April 30		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$68,549,000	$71,649,000	-4%
Segment Income	$20,990,000	$20,980,000	—%

The reduced sales in the Business to Business segment were driven by similar factors in both the third quarter and nine-month periods.

As described above, net sales of our fluid purification products were down. In addition, net sales of our co-packaged coarse cat litter were down compared to the same periods of the prior year.

Partially offsetting these declines was an increase in the net sales of our granular products used by agricultural and horticultural chemical producers. Net sales of our animal health products also increased primarily due to sales by our subsidiary in China.

The operating income for the third quarter increased by 25% and was relatively flat for the nine-month period compared to the same periods of fiscal 2014. The lower cost for natural gas used to operate our kilns to dry our clay positively impacted the operating income.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

RETAIL AND WHOLESALE

Third Quarter Results

	Three Month Period February 1 - April 30		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$43,342,000	$44,947,000	-4%
Segment Income	$373,000	($694,000)	—%

Nine-Month Results

	Nine-Month Period August 1 - April 30		Change
	Fiscal 2015	Fiscal 2014
Net Sales	$127,334,000	$128,619,000	-1%
Segment Income	$2,521,000	$3,563,000	-29%

The reduced sales in the Retail and Wholesale Products segment were also driven by similar factors in both the third quarter and nine-month periods.

Net sales of our branded cat litter products declined as they continued to face pressure from our competitors' launches of new products, advertising campaigns and aggressive price discounts. Conversely, our private label cat litter sales increased due to the acquisition of MFM in the second quarter of fiscal 2014 (additional MFM-related sales are included in nine months of fiscal 2015 but only six months of fiscal 2014), sales to new customers and sales of our new lightweight private label cat litter products. Finally, sales of our industrial floor absorbents increased as the result of both increased volume and a higher average selling price.

Operating income for the nine month period was down compared to the prior year due to lower tonnage, unfavorable product mix and higher non-fuel manufacturing and packaging costs. As anticipated, the costs of various purchased materials have moderated, but these savings were offset by increased labor and other costs associated with the manufacturing of new products, including the costs of intercompany plant shipments. We anticipate relief in the cost of resin, which is used in the packaging of many of our cat litter products, during the fourth quarter. Operating income for the third quarter was up compared to the third quarter of fiscal 2014 due to significantly lower advertising costs and the lower cost of natural gas.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

FINANCIAL REVIEW

Cash, cash equivalents, restricted cash and short-term investments at April 30, 2015, totaled $14,859,000 compared to $19,867,000 a year ago. Significant uses of cash in the nine-month period included capital expenditures and regularly scheduled debt and dividend payments.

Capital expenditures for the nine-month period totaled $13,945,000 which was $4,990,000 more than depreciation and amortization of $8,955,000. By comparison, capital expenditures totaled $13,291,000 in the first nine months of fiscal 2014. Capital expenditures were made for new processing and packaging equipment as well as replacements for existing plant and equipment that has exceeded its useful life. Cash provided by operating activities was $16,268,000 for the period, which was $5,558,000 higher than the $10,710,000 in the first nine months of fiscal 2014.

On March 17, 2015, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.20 per share of outstanding Common Stock and $0.15 per share of outstanding Class B Stock. The dividends were paid on May 29, 2015 to stockholders of record at the close of business on May 15, 2015. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for the past eleven years. At the end of the third quarter, the annualized dividend yield on the Company’s Common Stock was 2.4%, based on the quarter’s closing stock price of $32.82 per share and the latest quarterly cash dividend of $0.20.

LOOKING FORWARD

President and Chief Executive Officer Daniel Jaffee continued, “As the inventors of scoopable lightweight cat litter, we are particularly gratified by the rapid market acceptance of lightweight cat litters. Retailers will continue to dedicate more and more of their shelf space to lightweight litters and therefore drive category growth. We anticipate an increased number of consumers will try private label lightweight products as they become comfortable with the concept. We believe that if both of these trends continue, Oil-Dri will benefit as we have a large quantity and the best quality of lightweight clay reserves available at all of our plants from coast to coast.

“While we are frustrated with our short term results, we continue to be confident in the long term prospects in all of our businesses. Our China business is growing, albeit at a slower pace than we had hoped for. However, we remain bullish on that initiative as all of the market forces leading us to make that investment are still evident.”

###

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty, industrial and automotive markets and is a leading manufacturer of cat litter.

The Company will offer a live webcast of the third quarter earnings teleconference on Tuesday, June 9, 2015 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

“Oil-Dri” is a registered trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)
	Third Quarter Ended April 30,
	2015	% of Sales	2014	% of Sales
Net Sales	$65,196	100.0%	$67,417	100.0%
Cost of Sales	(50,763)	77.9%	(53,533)	79.4%
Gross Profit	14,433	22.1%	13,884	20.6%
Operating Expenses	12,524	19.2%	(12,894)	19.1%
Operating Income	1,909	2.9%	990	1.5%
Interest Expense	(329)	0.5%	(377)	0.6%
Other Income	322	0.5%	250	0.4%
Income Before Income Taxes	1,902	2.9%	863	1.3%
Income Taxes	(517)	0.8%	(141)	0.2%
Net Income	$1,385	2.1%	$722	1.1%
Net Income Per Share:
Basic Common	$0.21		$0.11
Basic Class B Common	$0.16		$0.08
Diluted	$0.19		$0.10
Average Shares Outstanding:
Basic Common	4,957		4,987
Basic Class B Common	2,022		2,004
Diluted	7,046		7,013
	Nine Months Ended April 30,
	2015	% of Sales	2014	% of Sales
Net Sales	$195,883	100.0%	$200,268	100.0%
Cost of Sales	(152,448)	77.8%	(152,991)	76.4%
Gross Profit	43,435	22.2%	47,277	23.6%
Operating Expenses	(34,085)	17.4%	(36,211)	18.1%
Operating Income	9,350	4.8%	11,066	5.5%
Interest Expense	(1,018)	0.5%	(1,186)	0.6%
Other Income	321	0.2%	406	0.2%
Income Before Income Taxes	8,653	4.4%	10,286	5.1%
Income Taxes	(2,351)	1.2%	(2,396)	1.2%
Net Income	$6,302	3.2%	$7,890	3.9%
Net Income Per Share:
Basic Common	$0.96		$1.20
Basic Class B Common	$0.72		$0.90
Diluted	$0.88		$1.11
Average Shares Outstanding:
Basic Common	4,953		4,974
Basic Class B Common	2,018		2,000
Diluted	7,034		6,998

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

		As of April 30,
		2015	2014
Current Assets
Cash and Cash Equivalents		$14,379	$16,436
Restricted Cash		—	191
Short-term Investments		480	3,240
Accounts Receivable, Net		31,965	32,854
Inventories		24,285	24,401
Prepaid Expenses		7,382	10,635
Total Current Assets		78,491	87,757
Property, Plant and Equipment, Net		80,547	71,969
Other Assets		26,388	24,911
Total Assets		$185,426	$184,637

Current Liabilities
Current Maturities of Notes Payable		$3,483	$3,500
Accounts Payable		6,165	7,102
Dividends Payable		1,310	1,243
Accrued Expenses		17,771	17,949
Total Current Liabilities		28,729	29,794
Noncurrent Liabilities
Notes Payable		15,417	18,900
Other Noncurrent Liabilities		33,910	27,951
Total Noncurrent Liabilities		49,327	46,851
Stockholders' Equity		107,370	107,992
Total Liabilities and Stockholders' Equity		$185,426	$184,637

Book Value Per Share Outstanding		$15.40	$15.48

Acquisitions of:
Property, Plant and Equipment	Third Quarter	$4,025	$6,509
	Year To Date	$13,945	$13,291
Depreciation and Amortization Charges	Third Quarter	$3,019	$2,747
	Year To Date	$8,955	$7,607

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Nine Months Ended
	April 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$6,302	$7,890
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	8,955	7,607
Increase in Accounts Receivable	(1,183)	(1,742)
Decrease (Increase) in Inventories	198	(2,884)
(Decrease) Increase in Accounts Payable	(691)	415
Increase (Decrease) in Accrued Expenses	348	(1,981)
Increase in Pension and Postretirement Benefits	144	638
Other	2,195	767
Total Adjustments	9,966	2,820
Net Cash Provided by Operating Activities	16,268	10,710

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(13,945)	(13,291)
Acquisition of Business	—	(12,814)
Restricted Cash	129	(191)
Net Dispositions of Investment Securities	2,161	15,221
Other	1,033	91
Net Cash Used in Investing Activities	(10,622)	(10,984)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,500)	(3,500)
Dividends Paid	(3,937)	(3,719)
Purchase of Treasury Stock	(122)	(63)
Other	83	116
Net Cash Used in Financing Activities	(7,476)	(7,166)

Effect of exchange rate changes on cash and cash equivalents	(21)	(159)

Net Decrease in Cash and Cash Equivalents	(1,851)	(7,599)
Cash and Cash Equivalents, Beginning of Period	16,230	24,035
Cash and Cash Equivalents, End of Period	$14,379	$16,436

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515